Exhibit 31.1

Certification of the Chief Executive Officer

I, Kyle J. Loudermilk, certify that:

1.	I have reviewed this annual report on Form 10-K/A of GSE Systems, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 2, 2024	/s/ Kyle J. Loudermilk
Kyle J. Loudermilk
Chief Executive Officer (Principal Executive Officer)